N E W S R E L E A S E

CONTACT: Paul Seavey	FOR IMMEDIATE RELEASE
(800) 247-5279	January 29, 2024

ELS REPORTS FOURTH QUARTER RESULTS
Continued Strong Performance;
Provides 2024 Guidance and Increases Annual Dividend

CHICAGO, IL – January 29, 2024 – Equity LifeStyle Properties, Inc. (NYSE: ELS) (referred to herein as “we,” “us,” and “our”) today announced results for the quarter and year ended December 31, 2023. All per share results are reported on a fully diluted basis unless otherwise noted.

($ in millions, except per share data)
FINANCIAL RESULTS	Q4 2023	Q4 2022	$ Change
Total Revenues	$360.6	$340.6	$20.0
Net Income available for Common Stockholders	$91.9	$73.0	$18.9
Net Income per Common Share	$0.49	$0.39	$0.10

NON-GAAP FINANCIAL MEASURES	Q4 2023	Q4 2022	$ Change
Funds from Operations (“FFO”) per Common Share and OP Unit	$0.76	$0.63	$0.13
Normalized Funds from Operations (“Normalized FFO”) per Common Share and OP Unit	$0.71	$0.64	$0.07
Property operating revenues	$327.7	$303.0	$24.7
Income from property operations, excluding property management	$191.9	$177.6	$14.3

Core Portfolio Performance	Q4 2023	Q4 2022	% Change
Core property operating revenues	$318.8	$299.0	6.6%
Core Income from property operations, excluding property management	$186.7	$177.5	5.2%

2024 Dividends
Our Board of Directors has approved setting the annual dividend rate for 2024 at $1.91 per share of Common Stock, an increase of 6.7%, or $0.12, over the current $1.79 per share of Common Stock for 2023. Our Board of Directors, in its sole discretion, will determine the amount of each quarterly dividend in advance of payment.

i

About Equity LifeStyle Properties
We are a self-administered, self-managed real estate investment trust (“REIT”) with headquarters in Chicago. As of January 29, 2024, we own or have an interest in 451 properties in 35 states and British Columbia consisting of 172,465 sites.
For additional information, please contact our Investor Relations Department at (800) 247-5279 or at investor_relations@equitylifestyle.com.
Conference Call
A live audio webcast of our conference call discussing these results will take place tomorrow, Tuesday, January 30, 2024, at 10:00 a.m. Central Time. Please visit the Investor Relations section at www.equitylifestyleproperties.com for the link. A replay of the webcast will be available for two weeks at this site.
Forward-Looking Statements
In addition to historical information, this press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our acquisitions. Forward-looking statements, including our guidance concerning Net Income, FFO and Normalized FFO per share data, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those expressed in a forward-looking statement due to a number of factors, which include, but are not limited to the following: (i) the mix of site usage within the portfolio; (ii) yield management on our short-term resort and marina sites; (iii) scheduled or implemented rate increases on community, resort and marina sites; (iv) scheduled or implemented rate increases in annual payments under membership subscriptions; (v) occupancy changes; (vi) our ability to attract and retain membership customers; (vii) change in customer demand regarding travel and outdoor vacation destinations; (viii) our ability to manage expenses in an inflationary environment; (ix) our ability to integrate and operate recent acquisitions in accordance with our estimates; (x) our ability to execute expansion/development opportunities in the face of supply chain delays/shortages; (xi) completion of pending transactions in their entirety and on assumed schedule; (xii) our ability to attract and retain property employees, particularly seasonal employees; (xiii) ongoing legal matters and related fees; (xiv) costs to restore property operations and potential revenue losses following storms or other unplanned events; and (xv) the potential impact of, and our ability to remediate material weaknesses in our internal control over financial reporting. For further information on these and other factors that could impact us and the statements contained herein, refer to our filings with the Securities and Exchange Commission, including the “Risk Factors” and “Forward-Looking Statements” sections in our most recent Annual Report on Form 10-K or Form 10-K/A and any subsequent Quarterly Reports on Form 10-Q or Form 10-Q/A. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

ii

Supplemental Financial Information

Operations and Financial Update

•Net income per Common Share was $1.69, for the year ended December 31, 2023, 10.5% higher than the year ended December 31, 2022.
•FFO per Common Share was $2.77 for the year ended December 31, 2023, 7.1% higher than the year ended December 31, 2022.
•Normalized FFO per Common Share was $2.75 for the year ended December 31, 2023, 4.7% higher than the year ended December 31, 2022.
•Acquired one RV community for a purchase price of $9.5 million during the year ended December 31, 2023.
•Added 994 expansion sites during the year ended December 31, 2023.
•New home sales of 905 for the year ended December 31, 2023.
•During the year ended December 31, 2023, we closed on four secured financing transactions totaling $463.8 million. The loans have a weighted average fixed interest rate of 5.05% per annum and a weighted average maturity of approximately eight years.

Core Portfolio
•Core portfolio generated growth of 5.0% in income from property operations, excluding property management, for the year ended December 31, 2023, compared to the year ended December 31, 2022.
•Core MH base rental income increased by 6.8% during the year ended December 31, 2023, compared to the year ended December 31, 2022. During the year ended December 31, 2023, we filled 109 expansion sites in our Core MH portfolio.
•Manufactured homeowners within our Core portfolio increased by 554 to 66,623 as of December 31, 2023, compared to 66,069 as of December 31, 2022.
•Core RV and marina base rental income for the year ended December 31, 2023 increased by 3.5%, compared to the year ended December 31, 2022.
•Core RV Annual and marina base rental income for the year ended December 31, 2023 increased by $19.2 million, or 8.1%, compared to the year ended December 31, 2022 and includes 7.6% growth from rate.
•Core property operating expenses for the quarter and year ended December 31, 2023 increased by $10.4 million, or 8.7%, and $36.6 million, or 7.0%, respectively, compared to the same periods in 2022. The increase for the quarter ended December 31, 2023 includes an increase in real estate taxes of $3.9 million, or 22.7%, primarily in our Florida portfolio. Core real estate taxes for the year ended December 31, 2023 increased $6.3 million, or 9.1%, compared to the year ended December 31, 2022.

4Q 2023 Supplemental Financial Information	1	Equity LifeStyle Properties, Inc.

2024 Guidance Update (1)(2)

($ in millions, except per share data)			2024
			First Quarter	Full Year
Net Income per Common Share			$0.49 to $0.55	$1.75 to $1.85
FFO per Common Share and OP Unit			$0.75 to $0.81	$2.83 to $2.93
Normalized FFO per Common Share and OP Unit			$0.75 to $0.81	$2.83 to $2.93

	2023 Actual		2024 Growth Rates
Core Portfolio:	First Quarter	Full Year	First Quarter	Full Year
MH base rental income	$164.4	$668.5	6.1% to 6.7%	5.5% to 6.5%
RV and marina base rental income (3)	$109.3	$413.5	5.3% to 5.9%	4.9% to 5.9%
Property operating revenues	$326.4	$1,297.7	5.6% to 6.2%	4.8% to 5.8%
Property operating expenses	$134.0	$562.3	4.1% to 4.7%	4.5% to 5.5%
Income from property operations, excluding property management	$192.4	$735.4	6.7% to 7.3%	5.1% to 6.1%

Non-Core Portfolio:			2024 Full Year
Income from property operations, excluding property management			$14.0 to $18.0

Other Guidance Assumptions:			2024 Full Year
Property management and general administrative			$113.0 to $119.0
Debt assumptions:
Weighted average debt outstanding			$3,500 to $3,700
Interest and related amortization			$141.0 to $147.0

______________________
1.    First quarter and full year 2024 guidance represent management’s estimate of a range of possible outcomes. The midpoint of the ranges reflect management’s estimate of the most likely outcome. Actual results could vary materially from management’s estimates presented above if any of our assumptions, including occupancy and rate changes, our ability to manage expenses in an inflationary environment, our ability to integrate and operate recent acquisitions and costs to restore property operations and potential revenue losses following storms or other unplanned events, are incorrect. See Forward-Looking Statements in this press release for additional factors impacting our 2024 guidance assumptions. See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of FFO and Normalized FFO and a reconciliation of Net income per Common Share - Fully Diluted to FFO per Common Share and OP Unit - Fully Diluted and Normalized FFO per Common Share and OP Unit - Fully Diluted.
2.    Guidance assumptions do not include future capital events (financing transactions, acquisitions or dispositions).
3.    Core RV and marina annual revenue represents approximately 63.1% and 69.0% of first quarter 2024 and full year 2024 RV and marina base rental income, respectively. Core RV and marina annual revenue first quarter 2024 growth rate range is 7.5% to 8.1% and the full year 2024 growth rate range is 6.5% to 7.5%.

4Q 2023 Supplemental Financial Information	2	Equity LifeStyle Properties, Inc.

Financial Highlights

(In millions, except Common Shares and OP Units outstanding and per share data, unaudited)

	As of and for the Quarters Ended
	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022
Operating Information
Total revenues	$360.6	$388.8	$370.0	$370.0	$340.6
Consolidated net income	$96.4	$80.7	$66.0	$86.5	$76.7
Net income available for Common Stockholders	$91.9	$77.0	$62.9	$82.4	$73.0
Adjusted EBITDAre (1)	$171.1	$167.0	$157.7	$173.0	$156.2
FFO available for Common Stock and OP Unit holders (1)(2)	$148.5	$133.8	$118.6	$140.3	$123.6
Normalized FFO available for Common Stock and OP Unit holders (1)(2)	$138.2	$133.9	$124.9	$140.5	$125.1
Funds Available for Distribution ("FAD") for Common Stock and OP Unit holders (1)(2)	$109.2	$107.8	$98.3	$122.4	$103.8

Common Shares and OP Units Outstanding (In thousands) and Per Share Data
Common Shares and OP Units, end of the period	195,531	195,525	195,514	195,446	195,386
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,475	195,440	195,430	195,369	195,281
Net income per Common Share - Fully Diluted (3)	$0.49	$0.41	$0.34	$0.44	$0.39
FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.68	$0.61	$0.72	$0.63
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.71	$0.68	$0.64	$0.72	$0.64
Dividends per Common Share	$0.4475	$0.4475	$0.4475	$0.4475	$0.4100

Balance Sheet
Total assets	$5,614	$5,626	$5,586	$5,519	$5,493
Total liabilities	$4,115	$4,129	$4,083	$4,006	$3,975

Market Capitalization
Total debt (4)	$3,548	$3,533	$3,479	$3,414	$3,416
Total market capitalization (5)	$17,341	$15,990	$16,557	$16,534	$16,038

Ratios
Total debt / total market capitalization	20.5%	22.1%	21.0%	20.6%	21.3%
Total debt / Adjusted EBITDAre (6)	5.3	5.4	5.4	5.4	5.4
Interest coverage (7)	5.2	5.3	5.4	5.5	5.6
Fixed charges(8)	5.1	5.1	5.2	5.4	5.6

______________________
1.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for definitions of Adjusted EBITDAre, FFO, Normalized FFO and FAD and a reconciliation of Consolidated net income to Adjusted EBITDAre.
2.See page 7 for a reconciliation of Net income available for Common Stockholders to Non-GAAP financial measures FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.
4.Excludes deferred financing costs of approximately $29.5 million as of December 31, 2023.
5.See page 15 for the calculation of market capitalization as of December 31, 2023.
6.Calculated using trailing twelve months Adjusted EBITDAre.
7.Calculated by dividing trailing twelve months Adjusted EBITDAre by the interest expense incurred during the same period.
8.See Non-GAAP Financial Measures Definitions and Reconciliations at the end of the supplemental financial information for a definition of fixed charges. This ratio is calculated by dividing trailing twelve months Adjusted EBITDAre by the sum of fixed charges and preferred stock dividends, if any, during the same period.

4Q 2023 Supplemental Financial Information	3	Equity LifeStyle Properties, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share data)

	December 31, 2023	December 31, 2022
	(unaudited)
Assets
Investment in real estate:
Land	$2,088,657	$2,084,532
Land improvements	4,380,649	4,115,439
Buildings and other depreciable property	1,236,985	1,169,590
	7,706,291	7,369,561
Accumulated depreciation	(2,448,876)	(2,258,540)
Net investment in real estate	5,257,415	5,111,021
Cash and restricted cash	29,937	22,347
Notes receivable, net	49,937	45,356
Investment in unconsolidated joint ventures	85,304	81,404
Deferred commission expense	53,641	50,441
Other assets, net	137,499	181,950
Total Assets	$5,613,733	$5,492,519

Liabilities and Equity
Liabilities:
Mortgage notes payable, net	$2,989,959	$2,693,167
Term loan, net	497,648	496,817
Unsecured line of credit	31,000	198,000
Accounts payable and other liabilities	151,567	175,148
Deferred membership revenue	218,337	197,743
Accrued interest payable	12,657	11,739
Rents and other customer payments received in advance and security deposits	126,451	122,318
Distributions payable	87,493	80,102
Total Liabilities	4,115,112	3,975,034
Equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized as of December 31, 2023 and December 31, 2022; none issued and outstanding.		—
Common stock, $0.01 par value, 600,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 186,426,281 and 186,120,298 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	1,917	1,916
Paid-in capital	1,644,319	1,628,618
Distributions in excess of accumulated earnings	(223,576)	(204,248)
Accumulated other comprehensive income	6,061	19,119
Total Stockholders’ Equity	1,428,721	1,445,405
Non-controlling interests – Common OP Units	69,900	72,080
Total Equity	1,498,621	1,517,485
Total Liabilities and Equity	$5,613,733	$5,492,519

4Q 2023 Supplemental Financial Information	4	Equity LifeStyle Properties, Inc.

Consolidated Statements of Income

(In thousands, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenues:
Rental income	$290,519	$269,190	$1,178,959	$1,118,601
Annual membership subscriptions	16,547	16,212	65,379	63,215
Membership upgrade sales (1)	3,856	3,415	14,719	12,958
Other income	16,124	12,828	67,407	56,144
Gross revenues from home sales, brokered resales and ancillary services	29,378	35,242	145,219	180,179
Interest income	2,414	2,084	9,037	7,430
Income from other investments, net	1,806	1,633	8,703	8,553
Total revenues	360,644	340,604	1,489,423	1,447,080

Expenses:
Property operating and maintenance	108,369	101,677	469,912	443,157
Real estate taxes	21,828	17,772	77,993	74,145
Membership sales and marketing (2)	4,919	4,597	20,974	20,317
Property management	17,460	18,110	76,170	74,083
Depreciation and amortization	50,804	49,625	203,738	202,362
Cost of home sales, brokered resales and ancillary services	21,788	27,118	107,668	139,012
Home selling expenses and ancillary operating expenses	6,195	6,175	27,453	27,321
General and administrative (3)	9,117	10,022	47,280	44,857
Casualty-related charges/(recoveries), net (4)	—	—	—	—
Other expenses	1,581	1,769	5,768	8,646
Early debt retirement	—	—	68	1,156
Interest and related amortization	33,198	31,286	132,342	116,562
Total expenses	275,259	268,151	1,169,366	1,151,618
Income before income taxes and other items	85,385	72,453	320,057	295,462
Gain/(Loss) on sale of real estate and impairment, net	—	3,747	(3,581)	—
Income tax benefit (5)	10,488	—	10,488	—
Equity in income of unconsolidated joint ventures	555	474	2,713	3,363
Consolidated net income	96,428	76,674	329,677	298,825

Income allocated to non-controlling interests – Common OP Units	(4,489)	(3,635)	(15,470)	(14,198)
Redeemable perpetual preferred stock dividends	(8)	(8)	(16)	(16)
Net income available for Common Stockholders	$91,931	$73,031	$314,191	$284,611
_____________________
1.Membership upgrade sales revenue is net of deferrals of $3.8 million and $3.5 million for the quarters ended December 31, 2023 and December 31, 2022, respectively, and $21.0 million and $21.7 million for the years ended December 31, 2023 and December 31, 2022, respectively. See page 14 for details of membership sales activity.
2.Membership sales and marketing expense is net of sales commission deferrals of $0.5 million for each of the quarters ended December 31, 2023 and December 31, 2022, and $3.2 million for each of the years ended December 31, 2023 and December 31, 2022. See page 14 for details of membership sales activity.
3.Includes accelerated vesting of stock-based compensation expense of $6.3 million recognized during the year ended December 31, 2023 as a result of the passing of a member of our Board of Directors.
4.Casualty-related charges/(recoveries), net for the quarter ended December 31, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $1.3 million and insurance recovery revenue of $1.3 million. Casualty-related charges/(recoveries), net for the year ended December 31, 2023 includes debris removal and cleanup costs related to Hurricane Ian of $13.4 million and insurance recovery revenue of $13.4 million.
5.The Income tax benefit is attributable to the release of the valuation allowance of U.S. federal and state deferred tax assets related to our taxable REIT subsidiaries. We regularly assess the need for a valuation allowance against our deferred tax assets and concluded it was more likely than not we would realize the benefit of the deferred tax assets.

4Q 2023 Supplemental Financial Information	5	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures

This document contains certain Non-GAAP measures used by management that we believe are helpful to understand our business. We believe investors should review these Non-GAAP measures along with GAAP net income and cash flows from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. Our definitions and calculations of these Non-GAAP financial and operating measures and other terms may differ from the definitions and methodologies used by other REITs and, accordingly, may not be comparable. These Non-GAAP financial and operating measures do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flows from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor are they indicative of funds available to fund our cash needs, including our ability to make cash distributions. For definitions and reconciliations of Non-GAAP measures to our financial statements as prepared under GAAP, refer to both Reconciliation of Net Income to Non-GAAP Financial Measures on page 7 and Non-GAAP Financial Measures Definitions and Reconciliations on pages 17-20.

4Q 2023 Supplemental Financial Information	6	Equity LifeStyle Properties, Inc.

Selected Non-GAAP Financial Measures

(In millions, except per share data, unaudited)

Quarter Ended
December 31, 2023
Income from property operations, excluding property management - 2023 Core (1)	$186.7
Income from property operations, excluding property management - Non-Core (1)	5.2
Property management and general and administrative	(26.6)
Other income and expenses (excluding deferred income tax benefit and transaction/pursuit costs)	6.1
Interest and related amortization	(33.2)
Normalized FFO available for Common Stock and OP Unit holders (2)	$138.2
Deferred income tax benefit (3)	10.5
Transaction/pursuit costs (4)	(0.2)
FFO available for Common Stock and OP Unit holders (2)	$148.5

FFO per Common Share and OP Unit	$0.76
Normalized FFO per Common Share and OP Unit	$0.71

Normalized FFO available for Common Stock and OP Unit holders (2)	$138.2
Non-revenue producing improvements to real estate	(29.0)
FAD for Common Stock and OP Unit holders (2)	$109.2

Weighted average Common Shares and OP Units - Fully Diluted	195.5

______________________
1.See pages 8-9 for details of the Core Income from Property Operations, excluding property management. See page 10 for details of the Non-Core Income from Property Operations, excluding property management.
2.See page 6 for a reconciliation of Net income available for Common Stockholders to FFO available for Common Stock and OP Unit holders, Normalized FFO available for Common Stock and OP Unit holders and FAD for Common Stock and OP Unit holders.
3.Represents the release of the valuation allowance of U.S. federal and state deferred tax assets related to our taxable REIT subsidiaries.
4.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 3.

4Q 2023 Supplemental Financial Information	7	Equity LifeStyle Properties, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(In thousands, except per share data, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Net income available for Common Stockholders	$91,931	$73,031	$314,191	$284,611
Income allocated to non-controlling interests – Common OP Units	4,489	3,635	15,470	14,198
Depreciation and amortization	50,804	49,625	203,738	202,362
Depreciation on unconsolidated joint ventures	1,242	1,075	4,599	3,886
Gain on unconsolidated joint ventures	—	—	(416)	—
(Gain)/Loss on sale of real estate and impairment, net	—	(3,747)	3,581	—
FFO available for Common Stock and OP Unit holders	148,466	123,619	541,163	505,057
Deferred income tax benefit (1)	(10,488)	—	(10,488)	—
Accelerated vesting of stock-based compensation expense (2)	—	—	6,320	—
Early debt retirement	—	—	68	1,156
Transaction/pursuit costs (3)	251	423	368	3,807
Lease termination expenses (4)	—	1,046	90	3,119
Normalized FFO available for Common Stock and OP Unit holders	138,229	125,088	537,521	513,139
Non-revenue producing improvements to real estate	(28,974)	(21,246)	(99,726)	(80,527)
FAD for Common Stock and OP Unit holders	$109,255	$103,842	$437,795	$432,612

Net income per Common Share - Basic	$0.49	$0.39	$1.69	$1.53
Net income per Common Share - Fully Diluted (5)	$0.49	$0.39	$1.69	$1.53

FFO per Common Share and OP Unit - Basic	$0.76	$0.63	$2.77	$2.59
FFO per Common Share and OP Unit - Fully Diluted	$0.76	$0.63	$2.77	$2.59

Normalized FFO per Common Share and OP Unit - Basic	$0.71	$0.64	$2.75	$2.63
Normalized FFO per Common Share and OP Unit - Fully Diluted	$0.71	$0.64	$2.75	$2.63

Weighted average Common Shares outstanding - Basic	186,217	185,848	186,061	185,780
Weighted average Common Shares and OP Units outstanding - Basic	195,348	195,117	195,278	195,069
Weighted average Common Shares and OP Units outstanding - Fully Diluted	195,475	195,281	195,429	195,255

____________________
1.Represents the release of the valuation allowance of U.S. federal and state deferred tax assets related to our taxable REIT subsidiaries.
2.Represents accelerated vesting of stock-based compensation expense of $6.3 million recognized during the year ended December 31, 2023 as a result of the passing of a member of our Board of Directors.
3.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 3.
4.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022.
5.Net income per Common Share - Fully Diluted is calculated before Income allocated to non-controlling interest - Common OP Units.

4Q 2023 Supplemental Financial Information	8	Equity LifeStyle Properties, Inc.

Consolidated Income from Property Operations (1)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
MH base rental income (2)	$170.2	$158.9	$669.1	$634.0
Rental home income (2)	3.5	3.7	14.6	15.2
RV and marina base rental income (2)	99.4	92.6	425.7	409.6
Annual membership subscriptions	16.5	16.2	65.4	63.2
Membership upgrade sales (3)	3.9	3.4	14.7	13.0
Utility and other income (2)(4)	34.2	28.2	141.2	120.7
Property operating revenues	327.7	303.0	1,330.7	1,255.7

Property operating, maintenance and real estate taxes (2)	130.8	120.8	552.1	522.1
Membership sales and marketing (3)	5.0	4.6	21.0	20.3
Property operating expenses	135.8	125.4	573.1	542.4
Income from property operations, excluding property management (1)	$191.9	$177.6	$757.6	$713.3

Manufactured home site figures and occupancy averages:
Total sites	72,825	72,715	72,752	73,204
Occupied sites	68,879	68,968	68,834	69,449
Occupancy %	94.6%	94.8%	94.6%	94.9%
Monthly base rent per site	$824	$768	$810	$761

RV and marina base rental income:
Annual	$75.4	$67.1	$291.5	$266.1
Seasonal	12.6	13.3	58.6	58.9
Transient	11.4	12.2	75.6	84.6
Total RV and marina base rental income	$99.4	$92.6	$425.7	$409.6

______________________
1.Excludes property management expenses.
2.MH base rental income, Rental home income, RV and marina base rental income and Utility income, net of bad debt expense, are presented in Rental income in the Consolidated Statements of Income on page 4. Bad debt expense is presented in Property operating, maintenance and real estate taxes in this table.
3.See page 14 for details of membership sales activity.
4.Includes approximately $0.9 million and $10.6 million of business interruption income from Hurricane Ian during the quarter and year ended December 31, 2023, respectively.

4Q 2023 Supplemental Financial Information	9	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (1)

(In millions, except occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	Change (2)	2023	2022	Change (2)
MH base rental income	$170.1	$158.8	7.1%	$668.5	$626.0	6.8%
Rental home income	3.5	3.7	(6.1)%	14.6	15.2	(4.1)%
RV and marina base rental income	94.7	91.2	3.8%	406.0	392.3	3.5%
Annual membership subscriptions	16.3	15.8	2.9%	64.0	61.7	3.7%
Membership upgrade sales	3.8	3.4	13.4%	13.9	11.6	20.4%
Utility and other income	30.4	26.1	16.7%	120.5	109.5	10.0%
Property operating revenues	318.8	299.0	6.6%	1,287.5	1,216.3	5.8%

Utility expense	36.1	34.1	6.1%	152.1	142.4	6.8%
Payroll	27.0	26.8	0.9%	116.8	113.7	2.7%
Repair & maintenance	18.8	17.2	9.2%	91.6	83.5	9.7%
Insurance and other (3)	23.9	21.5	11.3%	100.6	92.2	9.1%
Real estate taxes	21.3	17.4	22.7%	75.7	69.4	9.1%
Membership sales and marketing	4.9	4.6	7.0%	20.7	19.7	5.5%
Property operating expenses	132.0	121.6	8.7%	557.5	520.9	7.0%
Income from property operations, excluding property management (1)	$186.7	$177.5	5.2%	$730.0	$695.3	5.0%

Occupied sites (4)	68,885	68,880

_____________________
1.Excludes property management expenses.
2.Calculations prepared using actual results without rounding.
3.Includes bad debt expense for the periods presented.
4.Occupied sites are presented as of the end of the period.

4Q 2023 Supplemental Financial Information	10	Equity LifeStyle Properties, Inc.

Core Income from Property Operations (continued)

(In millions, except home site and occupancy figures, unaudited)

	Quarters Ended December 31,			Years Ended December 31,
	2023	2022	Change (1)	2023	2022	Change (1)
Core manufactured home site figures and occupancy averages:
Total sites	72,512	72,454		72,478	72,461
Occupied sites	68,820	68,913		68,776	68,913
Occupancy %	94.9%	95.1%		94.9%	95.1%
Monthly base rent per site	$824	$768		$810	$757

Core RV and marina base rental income:
Annual (2)	$71.9	$66.4	8.3%	$278.3	$257.4	8.1%
Seasonal	12.1	12.9	(6.8)%	56.6	55.1	2.6%
Transient	10.8	11.9	(9.4)%	71.1	79.9	(11.0)%
Total Seasonal and Transient	$22.9	$24.8	(8.1)%	$127.7	$135.0	(5.4)%
Total RV and marina base rental income	$94.8	$91.2	3.8%	$406.0	$392.4	3.5%

Core utility information:
Income	$16.4	$15.3	7.1%	$68.3	$62.5	9.3%
Expense	36.1	34.1	6.1%	152.1	142.4	6.8%
Expense, net	$19.7	$18.8	4.8%	$83.8	$79.9	4.9%

Utility recovery rate (3)	45.4%	44.9%		44.9%	43.9%

_____________________
1.Calculations prepared using actual results without rounding.
2.Core Annual marina base rental income represents approximately 99% of the total Core marina base rental income for all periods presented.
3.Calculated by dividing the utility income by utility expense.

4Q 2023 Supplemental Financial Information	11	Equity LifeStyle Properties, Inc.

Non-Core Income from Property Operations (1)

(In millions, unaudited)

	Quarter Ended	Year Ended
	December 31, 2023	December 31, 2023
MH base rental income	$0.2	$0.6
RV and marina base rental income	4.6	19.7
Annual membership subscriptions	0.3	1.4
Utility and other income	3.7	20.7
Membership upgrade sales	—	0.8
Property operating revenues	8.8	43.2

Property operating expenses (2)	3.6	15.6
Income from property operations, excluding property management (1)	$5.2	$27.6

______________________
1.Excludes property management expenses.
2.Includes bad debt expense for the periods presented.

4Q 2023 Supplemental Financial Information	12	Equity LifeStyle Properties, Inc.

Home Sales and Rental Home Operations

(In thousands, except home sale volumes and occupied rentals, unaudited)

Home Sales - Select Data	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Total new home sales volume (1)	218	219	905	1,176
New home sales gross revenues (1)	$19,510	$24,562	$88,546	$116,790

Total used home sales volume	61	87	313	337
Used home sales gross revenues	$643	$1,064	$3,872	$4,401

Brokered home resales volume	135	134	630	808
Brokered home resales gross revenues	$592	$604	$2,847	$3,195

Rental Homes - Select Data	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

Rental operations revenues (2)	$9,142	$10,236	$38,633	$42,871
Rental home operations expense (3)	1,511	1,276	5,390	5,370
Depreciation on rental homes (4)	2,606	2,522	10,881	10,060

Occupied rentals:
New	2,016	2,481
Used	246	330
Total occupied rental sites	2,262	2,811

	As of December 31, 2023		As of December 31, 2022
Cost basis in rental homes: (5)	Gross	Net of Depreciation	Gross	Net of Depreciation
New	$245,130	$203,936	$237,932	$205,946
Used	12,245	7,372	15,127	10,837
Total rental homes	$257,375	$211,308	$253,059	$216,783

______________________
1.For the quarter and year ended December 31, 2022, total new home sales volume includes 6 and 78 home sales, respectively, from our ECHO Financing LLC ("ECHO joint venture"). New home sales gross revenues does not include the revenues associated with the ECHO joint venture. On December 22, 2022, we completed the purchase of all homes held by the ECHO joint venture.
2.For the quarters ended December 31, 2023 and 2022, approximately $5.7 million and $6.5 million, respectively, of the rental operations revenue is included in the MH base rental income in the Core Income from Property Operations on pages 9-10. The remainder of the rental operations revenue for the quarters ended December 31, 2023 and 2022 is included in Rental home income in the Core Income from Property Operations on pages 9-10.
3.Rental home operations expense is included in Property operating, maintenance and real estate taxes in the Consolidated Income from Property Operations on page 8. Rental home operations expense is included in Insurance and other in the Core Income from Property Operations on pages 9-10.
4.Depreciation on rental homes in our Core portfolio is presented in Depreciation and amortization in the Consolidated Statements of Income on page 4.
5.Includes both occupied and unoccupied rental homes in our Core portfolio.

4Q 2023 Supplemental Financial Information	13	Equity LifeStyle Properties, Inc.

Total Sites

(Unaudited)

Summary of Total Sites as of December 31, 2023
Sites (1)
MH sites	73,000
RV sites:
Annual	34,900
Seasonal	12,500
Transient	15,600
Marina slips	6,900
Membership (2)	26,000
Joint Ventures (3)	3,600
Total	172,500

______________________
1.MH sites are generally leased on an annual basis to residents who own or lease factory-built homes, including manufactured homes. Annual RV and marina sites are leased on an annual basis to customers who generally have an RV, factory-built cottage, boat or other unit placed on the site, including those Northern properties that are open for the summer season. Seasonal RV and marina sites are leased to customers generally for one to six months. Transient RV and marina sites are leased to customers on a short-term basis.
2.Sites primarily utilized by approximately 121,000 members. Includes approximately 6,200 sites rented on an annual basis.
3.Joint ventures have approximately 2,000 annual sites and 1,600 transient.

4Q 2023 Supplemental Financial Information	14	Equity LifeStyle Properties, Inc.

Memberships - Select Data

(Unaudited)

	Years Ended December 31,
	2019	2020	2021	2022	2023
Member Count (1)	115,680	116,169	125,149	128,439	121,002
Thousand Trails Camping Pass (TTC) Origination	41,484	44,129	50,523	51,415	45,990
TTC Sales	19,267	20,587	23,923	23,237	20,758
RV Dealer TTC Activations	22,217	23,542	26,600	28,178	25,232
Number of annuals (2)	5,938	5,986	6,320	6,390	6,154
Number of upgrade sales (3)	2,919	3,373	4,863	4,068	3,858

(In thousands, unaudited)
Annual membership subscriptions	$51,015	$53,085	$58,251	$63,215	$65,379
RV base rental income from annuals	$19,634	$20,761	$23,127	$25,945	$27,842
RV base rental income from seasonals/transients	$20,181	$18,126	$25,562	$24,316	$20,996
Membership upgrade sales current period, gross	$19,111	$21,739	$36,270	$34,661	$35,684
Utility and other income	$2,422	$2,426	$2,735	$2,626	$2,544

(In thousands, unaudited)
Membership Sales Activity	Quarters Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Membership upgrade sales current period, gross	$7,643	$6,890	$35,684	$34,661
Membership upgrade sales upfront payments, deferred, net	(3,787)	(3,475)	(20,965)	(21,703)
Membership upgrade sales	$3,856	$3,415	$14,719	$12,958

Membership sales and marketing, gross	$(5,411)	$(5,047)	$(24,194)	$(23,513)
Membership sales commissions, deferred, net	492	450	3,220	3,196
Membership sales and marketing	$(4,919)	$(4,597)	$(20,974)	$(20,317)

______________________
1.Members who have entered into annual subscriptions with us that entitle them to use certain properties on a continuous basis for up to 21 days.
2.Members who rent a specific site for an entire year in connection with their membership subscriptions.
3.Existing members who have upgraded memberships are eligible for enhanced benefits, including but not limited to longer stays, the ability to make earlier reservations, potential discounts on rental units, and potential access to additional properties. Upgrades require a non-refundable upfront payment.

4Q 2023 Supplemental Financial Information	15	Equity LifeStyle Properties, Inc.

Market Capitalization

(In millions, except share and OP Unit data, unaudited)

Capital Structure as of December 31, 2023

	Total Common Shares/Units	% of Total Common Shares/Units	Total	% of Total	% of Total Market Capitalization

Secured Debt			$3,017	85.0%
Unsecured Debt			531	15.0%
Total Debt (1)			$3,548	100.0%	20.5%

Common Shares	186,426,281	95.3%
OP Units	9,104,654	4.7%
Total Common Shares and OP Units	195,530,935	100.0%
Common Stock price at December 31, 2023	$70.54
Fair Value of Common Shares and OP Units			$13,793	100.0%
Total Equity			$13,793	100.0%	79.5%

Total Market Capitalization			$17,341		100.0%

______________________
1.    Excludes deferred financing costs of approximately $29.5 million.

4Q 2023 Supplemental Financial Information	16	Equity LifeStyle Properties, Inc.

Debt Maturity Schedule

Debt Maturity Schedule as of December 31, 2023
(In thousands, unaudited)

Year	Outstanding Debt	Weighted Average Interest Rate	% of Total Debt	Weighted Average Years to Maturity

Secured Debt
2024	$—	—%	—%	—
2025	90,461	3.45%	2.55%	1.27
2026	—	—%	—%	—
2027	—	—%	—%	—
2028	201,823	4.19%	5.69%	4.70
2029	272,481	4.92%	7.68%	5.69
2030	275,385	2.69%	7.76%	6.26
2031	250,924	2.46%	7.07%	7.40
2032	202,000	2.47%	5.69%	8.71
Thereafter	1,724,075	4.07%	48.59%	13.12
Total	$3,017,149	3.77%	85.03%	10.12

Unsecured Term Loans
2024	$—	—%	—%	—
2025	—	—%	—%	—
2026	300,000	1.81%	8.46%	2.33
2027	200,000	4.88%	5.64%	3.10
Thereafter	—	—%	—%	—
Total	$500,000	3.04%	14.10%	2.64

Total Secured and Unsecured	$3,517,149	3.67%	99.13%	9.07

Line of Credit Borrowing (1)	31,000	6.65%	0.87%	—

Note Premiums and Unamortized loan costs	(29,541)

Total Debt, Net	$3,518,608	3.83% (2)	100%

_____________________
1.The floating interest rate on the line of credit is daily SOFR plus 1.25% to 1.65%. During the quarter ended December 31, 2023, the effective interest rate on the line of credit borrowings was 6.65%.
2.Reflects effective interest rate for the quarter ended December 31, 2023, including interest associated with the line of credit and amortization of note premiums and deferred financing costs.

4Q 2023 Supplemental Financial Information	17	Equity LifeStyle Properties, Inc.

Non-GAAP Financial Measures Definitions and Reconciliations

The following Non-GAAP financial measures definitions have been revised and do not include adjustments in respect to membership upgrade sales: (i) FFO; (ii) Normalized FFO; (iii) EBITDAre; (iv) Adjusted EBITDAre; (v) Property operating revenues; (vi) Property operating expenses; and (vii) Income from property operations, excluding property management. For comparability, prior periods’ non-GAAP financial measures have also been updated.
FUNDS FROM OPERATIONS (FFO). We define FFO as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, depreciation and amortization related to real estate, impairment charges and adjustments to reflect our share of FFO of unconsolidated joint ventures. Adjustments for unconsolidated joint ventures are calculated to reflect FFO on the same basis. We compute FFO in accordance with our interpretation of standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
We believe FFO, as defined by the Board of Governors of NAREIT, is generally a measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
NORMALIZED FUNDS FROM OPERATIONS (NORMALIZED FFO). We define Normalized FFO as FFO excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties, defeasance costs, transaction/pursuit costs, and other miscellaneous non-comparable items. Normalized FFO presented herein is not necessarily comparable to Normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount.
FUNDS AVAILABLE FOR DISTRIBUTION (FAD). We define FAD as Normalized FFO less non-revenue producing capital expenditures.
We believe that FFO, Normalized FFO and FAD are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of gains or losses from sales of properties, depreciation and amortization related to real estate and impairment charges, which are based on historical costs and may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our normal operations. For example, we believe that excluding the early extinguishment of debt and other miscellaneous non-comparable items from FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
INCOME FROM PROPERTY OPERATIONS, EXCLUDING PROPERTY MANAGEMENT. We define Income from property operations, excluding property management as rental income, membership subscriptions and upgrade sales, utility and other income less property and rental home operating and maintenance expenses, real estate taxes, membership sales and marketing expenses, excluding property management expenses. Property management represents the expenses associated with indirect costs such as off-site payroll and certain administrative and professional expenses. We believe exclusion of property management expenses is helpful to investors and analysts as a measure of the operating results of our properties, excluding items that are not directly related to the operation of the properties. For comparative purposes, we present bad debt expense within Property operating, maintenance and real estate taxes in the current and prior periods. We believe that this Non-GAAP financial measure is helpful to investors and analysts as a measure of the operating results of our properties.

4Q 2023 Supplemental Financial Information	18	Equity LifeStyle Properties, Inc.

The following table reconciles Net income available for Common Stockholders to Income from property operations:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2023	2022	2023	2022
Net income available for Common Stockholders	$91,931	$73,031	$314,191	$284,611
Redeemable perpetual preferred stock dividends	8	8	16	16
Income allocated to non-controlling interests – Common OP Units	4,489	3,635	15,470	14,198
Income before income taxes and other items	96,428	76,674	329,677	298,825
Equity in income of unconsolidated joint ventures	(555)	(474)	(2,713)	(3,363)
Income tax benefit	(10,488)	—	(10,488)	—
(Gain)/Loss on sale of real estate and impairment, net	—	(3,747)	3,581	—
Gross revenues from home sales, brokered resales and ancillary services	(29,378)	(35,242)	(145,219)	(180,179)
Interest income	(2,414)	(2,084)	(9,037)	(7,430)
Income from other investments, net	(1,806)	(1,633)	(8,703)	(8,553)
Property management	17,460	18,110	76,170	74,083
Depreciation and amortization	50,804	49,625	203,738	202,362
Cost of home sales, brokered resales and ancillary services	21,788	27,118	107,668	139,012
Home selling expenses and ancillary operating expenses	6,195	6,175	27,453	27,321
General and administrative	9,117	10,022	47,280	44,857
Casualty-related charges/(recoveries), net	—	—	—	—
Other expenses	1,581	1,769	5,768	8,646
Early debt retirement	—	—	68	1,156
Interest and related amortization	33,198	31,286	132,342	116,562
Income from property operations, excluding property management	191,930	177,599	757,585	713,299
Property management	(17,460)	(18,110)	(76,170)	(74,083)
Income from property operations	$174,470	$159,489	$681,415	$639,216

EARNINGS BEFORE INTEREST, TAX, DEPRECIATION AND AMORTIZATION FOR REAL ESTATE (EBITDAre) AND ADJUSTED EBITDAre. We define EBITDAre as net income or loss excluding interest income and expense, income taxes, depreciation and amortization, gains or losses from sales of properties, impairments charges, and adjustments to reflect our share of EBITDAre of unconsolidated joint ventures. We compute EBITDAre in accordance with our interpretation of the standards established by NAREIT, which may not be comparable to EBITDAre reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.

4Q 2023 Supplemental Financial Information	19	Equity LifeStyle Properties, Inc.

We define Adjusted EBITDAre as EBITDAre excluding non-operating income and expense items, such as gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs, transaction/pursuit costs and other miscellaneous non-comparable items.
We believe that EBITDAre and Adjusted EBITDAre may be useful to an investor in evaluating our operating performance and liquidity because the measures are widely used to measure the operating performance of an equity REIT.
The following table reconciles Consolidated net income to EBITDAre and Adjusted EBITDAre:

	Quarters Ended December 31,		Years Ended December 31,
(amounts in thousands)	2023	2022	2023	2022
Consolidated net income	$96,428	$76,674	$329,677	$298,825
Interest income	(2,414)	(2,084)	(9,037)	(7,430)
Real estate depreciation and amortization	50,804	49,625	203,738	202,362
Other depreciation and amortization	1,330	1,346	5,358	4,619
Interest and related amortization	33,198	31,286	132,342	116,562
Income tax benefit	(10,488)	—	(10,488)	—
(Gain)/Loss on sale of real estate and impairment, net	—	(3,747)	3,581	—
Adjustments to our share of EBITDAre of unconsolidated joint ventures	2,014	1,637	6,799	5,893
EBITDAre	170,872	154,737	661,970	620,831
Stock-based compensation expense (1)	—	—	6,320	—
Early debt retirement	—	—	68	1,156
Transaction/pursuit costs (2)	251	423	368	3,807
Lease termination expenses (3)	—	1,046	90	3,119
Adjusted EBITDAre	$171,123	$156,206	$668,816	$628,913

CORE. The Core properties include properties we owned and operated during all of 2022 and 2023. We believe Core is a measure that is useful to investors for annual comparison as it removes the fluctuations associated with acquisitions, dispositions and significant transactions or unique situations.
NON-CORE. The Non-Core properties in 2023 include properties that were not owned and operated during all of 2022 and 2023. The 2024 guidance reflects Non-Core properties in 2024, which includes properties not owned and operated during all of 2023 and 2024.
NON-REVENUE PRODUCING IMPROVEMENTS. Represents capital expenditures that do not directly result in increased revenue or expense savings and are primarily comprised of common area improvements, furniture and mechanical improvements.
FIXED CHARGES. Fixed charges consist of interest expense, amortization of note premiums and debt issuance costs.

______________________
1.Represents accelerated vesting of stock-based compensation expense of $6.3 million recognized during the year ended December 31, 2023 as a result of the passing of a member of our Board of Directors.
2.Represents transaction/pursuit costs related to unconsummated acquisitions included in Other expenses in the Consolidated Statements of Income on page 3.
3.Represents non-operating expenses associated with the Westwinds ground leases that terminated on August 31, 2022.

4Q 2023 Supplemental Financial Information	20	Equity LifeStyle Properties, Inc.

FORWARD-LOOKING NON-GAAP MEASURES. The following table reconciles Net Income per Common Share - Fully Diluted guidance to FFO per Common Share and OP Unit - Fully Diluted guidance and Normalized FFO per Common Share and OP Unit - Fully diluted guidance:

(Unaudited)	First Quarter 2024	Full Year 2024
Net income per Common Share	$0.49 to $0.55	$1.75 to $1.85
Depreciation and amortization	0.27	1.08
FFO and Normalized FFO per Common Share and OP Unit	$0.75 to $0.81	$2.83 to $2.93
This press release includes certain forward-looking information, including Core and Non-Core Income from property operations, excluding property management, that is not presented in accordance with GAAP. In reliance on the exception in Item 10(e)(1)(i)(B) of Regulation S-K, we do not provide a quantitative reconciliation of such forward-looking information to the most directly comparable financial measure calculated and presented in accordance with GAAP, where we are unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This includes, for example, (i) scheduled or implemented rate increases on community, resort and marina sites; (ii) scheduled or implemented rate increases in annual payments under membership subscriptions; (iii) occupancy changes; (iv) costs to restore property operations and potential revenue losses following storms or other unplanned events and (v) other nonrecurring/unplanned income or expense items, which may not be within our control, may vary between periods and cannot be reasonably predicted. These unavailable reconciling items could significantly impact our future financial results.

4Q 2023 Supplemental Financial Information	21	Equity LifeStyle Properties, Inc.